Exhibit 16(4)(c) - [Aetna logo]	Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
P.O. Box 30670
Hartford, Connecticut 06150-0670
(800) 531-4547

You may call the toll-free number shown above for answers to questions or to resolve a complaint.

Aetna Insurance Company of America, a stock company, herein called Aetna, agrees to pay the benefits stated in this Contract.

Specifications
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Plan
SPECIMEN
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Type of Plan
SPECIMEN
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Contract Holder
SPECIMEN
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Contract Number
SPECIMEN
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Effective Date
SPECIMEN
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This Contract is delivered in YOUR STATE and is subject to the laws of that jurisdiction

The variable features of the Group Contract are described in parts III and IV.

Right to Cancel
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The Group Contract Holder may cancel this Contract within 10 days by returning it to the agent from whom it was purchased, or to Aetna at the address shown above. Within seven days of receiving the Contract at its home office, Aetna will return the amount of Certificate Holder Purchase Payment(s) received, plus any increase, or minus any decrease, on the amount, if any, allocated to the
Separate Account fund(s).

This page and the pages that follow constitute the entire Contract.

Signed at the home office on the Effective Date.

/s/ Daniel Kearney	/s/ Maria F. McKeon
President	Secretary

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT
EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO
FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA.
APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR
DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT
APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

G-MP2(5/96)

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Specifications
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Guaranteed	There is a guaranteed interest rate for Purchase
Interest Rate	Payment(s) held in the AG Account. (See Contract
Schedule I).
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Deductions from	There will be deductions for mortality and expense
the Separate	risks and administrative fees. (See Contract
Account	Schedule I and II).
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Deduction from	Purchase Payment(s) are subject to a deduction for
Purchase	premium taxes, if any. (See 3.01.)
Payment(s)
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Surrender	There will be a charge deducted upon surrender. (See
Fee	Contract Schedule I).

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. THEREFORE, IT IS IMPORTANT THAT
YOU READ THIS CONTRACT CAREFULLY.

2

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	Contract Schedule I
	Accumulation Period

Separate Account
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Separate Account:	Variable Annuity Account I

Charges to Separate	A daily charge is deducted from any portion of the
Account:	Current Value allocated to the Separate Account.
	The deduction is the daily equivalent of the
	annual effective percentage shown in the following
	chart:

	Administrative Charge	0.15%
	Mortality Risk Charge	0.35%
	Expense Risk Charge	0.90%
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Total Separate Account
	Charges	1.40%

AICA Guaranteed Account (AG Account)
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Minimum Guaranteed	3.0% (effective annual rate of return)
Interest Rate:

Separate Account and AG Account
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Transfers:	An unlimited number of Transfers are allowed
	during the Accumulation Period. Aetna allows 12
	free Transfers in any calendar year. Thereafter,
	Aetna reserves the right to charge $10 for each
subsequent Transfer.

Maintenance Fee:	The annual Maintenance Fee is $30. If the
	Account's Current Value is $50,000 or more on the
	date the Maintenance Fee is to be deducted, the
Maintenance Fee is $0.

	3
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	Contract Schedule I (Continued)
	Accumulation Period

Separate Account and AG Account (Cont'd)
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Surrender Fee:	For each surrender, the Surrender Fee will be
	determined as follows:
		Surrender Fee
		(as percentage
	Length of Time from Deposit of Net	of Net Purchase
	Purchase Payment (Years)	Payment)
	------------------------	--------
	Less than 2 years	7%
	2 or more but less than 4 years	6%
	4 or more but less than 5 years	5%
	5 or more but less than 6 years	4%
	6 or more but less than 7 years	3%
	7 years or more	0%

Systematic Withdrawal	The specified payment or specified percentage may
Option (SWO):	not be greater than 10% of the Account's Current
	Value at time of election.

See 1. GENERAL DEFINITIONS for explanations.

	4
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Contract Schedule II
Annuity Period

Separate Account
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Charges to Separate	A daily charge at an annual effective rate of
Account:	1.25% for Annuity mortality and expense risks. The
	administrative charge is established upon election
	of an Annuity option. This charge will not exceed
	0.25%.

Variable Annuity Assumed	If a Variable Annuity is chosen, an assumed annual
Annual Net Return Rate:	net return rate of 5.0% may be elected. If 5.0% is
	not elected, Aetna will use an assumed annual net
return rate of 3.5%.

The assumed annual net return rate factor for 3.5%
per year is 0.9999058.

The assumed annual net return rate factor for 5.0%
per year is 0.9998663.

If the portion of a Variable Annuity payment for
any Fund is not to decrease, the Annuity return
factor under the Separate Account for that Fund
must be:

(a) 4.75% on an annual basis plus an annual return
of up to 0.25% to offset the administrative
charge set at the time Annuity payments
commence if an assumed annual net return rate
of 3.5% is chosen; or

(b) 6.25% on an annual basis plus an annual return
of up to 0.25% to offset the administrative
charge set at the time Annuity payments
commence, if an assumed annual net return rate
of 5% is chosen.

Fixed Annuity

- --------------------------------------------------------------------------------Minimum Guaranteed 3.0% (effective annual rate of return) Interest Rate:

See 1. GENERAL DEFINITIONS for explanations.

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TABLE OF CONTENTS

I.	GENERAL DEFINITIONS
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II.	GENERAL PROVISIONS
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2.01 Change of Contract	12
2.02 Change of Fund(s)	13
2.03 Nonparticipating Contract	13
2.04 Payments and Elections	14
2.05 State Laws	14
2.06 Control of Contract	14
2.07 Designation of Beneficiary	14
2.08 Misstatements and Adjustments	14
2.09 Incontestability	14

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2.10 Grace Period	15
2.11 Individual Certificates	15

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment	15
3.02 Certificate Holder's Account	15
3.03 Fund(s) Record Units -- Separate Account	15
3.04 Net Return Factor(s) -- Separate Account	16
3.05 Fund Record Unit Value -- Separate Account	16
3.06 Market Value Adjustment	16
3.07 Transfer of Current Value from the Funds or AG Account	17
3.08 Notice to the Certificate Holder	18
3.09 Loans	18
3.10 Systematic Withdrawal Option (SWO)	18
3.11 Death Benefit Amount	20

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IV.	ANNUITY PROVISIONS
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4.01 Choices	23
4.02 Terms of Annuity Options	24
4.03 Death of Annuitant/Beneficiary	25
4.04 Fund(s) Annuity Units -- Separate Account	26
4.05 Fund(s) Annuity Unit Value -- Separate Account	26
4.06 Annuity Net Return Factor(s) -- Separate Account	26
4.07 Annuity Options	27

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I.	GENERAL DEFINITIONS
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1.01 Account:	A record established for each Certificate Holder to maintain the value of all Net Purchase Payments held on his/her behalf during the Accumulation Period.

1.02 Accumulation Period:	The period during which the Net Purchase Payment(s) are applied to an Account to provide future Annuity payment(s).

1.03 Adjusted Current Value:	The Current Value of an Account plus or minus any aggregate AG Account MVA, if applicable. (See 1.22)

1.04 AICA Guaranteed Account (AG Account):

An accumulation option where Aetna guarantees stipulated rate(s) of interest for specified periods of time. All assets of Aetna, including amounts in the Nonunitized Separate Account, are available to meet the guarantees under the AG Account.

1.05 Annuitant:	The person whose life is measured for purposes of the guaranteed death benefit and the duration of Annuity payments under this Contract.

1.06 Annuity:	Payment of an income: (a) For the life of one or two persons; (b) For a stated period; or (c) For some combination of (a) and (b).

1.07 Beneficiary:

The individual or estate entitled to receive any death benefit due under the Contract. If the Account is held by joint Certificate Holders, the survivor will be deemed the designated Beneficiary and any other Beneficiary on record will be treated as the contingent Beneficiary.

1.08 Certificate Holder:

A person who purchases an interest in this Contract as evidenced by a certificate. Aetna reserves the right to limit ownership to natural persons. If more than one Certificate Holder owns an Account, each Certificate Holder will be a joint Certificate Holder. Any joint Certificate Holder must be the spouse of the other joint Certificate Holder. Joint Certificate Holders have joint ownership rights and both must authorize exercising any ownership rights unless Aetna allows otherwise.

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1.09	Code:
1.10	Contract:
1.11	Contract Holder:
1.12	Current Value:

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1.13 Deposit Period:

1.14

1.15 Fixed Annuity:

1.16	Fund(s):
1.17	General Account:
1.18	Guaranteed Rates -- AG Account:

1.19 Guaranteed Term:

1.20 Guaranteed Term(s) Groups:

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The Internal Revenue Code of 1986, as it may be
amended from time to time.

This agreement between Aetna and the Contract
Holder.

The entity to which the Contract is issued.

As of the most recent Valuation Period, the Net
Purchase Payment and any additional amount
deposited pursuant to 3.11 plus any interest added
to the portion allocated to the AG Account; and
plus or minus the investment experience of the
portion allocated to the Funds since deposit; less
all Maintenance Fees deducted, any amounts
surrendered and any amounts applied to an Annuity.

A calendar week, a calendar month, a calendar
quarter, or any other period of time specified by
Aetna during which Net Purchase Payment(s),
Transfers and Reinvestments are accepted into the
AG Account for one or more Guaranteed Terms. Aetna
reserves the right to extend the Deposit Period.

Dollar Cost Averaging: A program that permits the
Certificate Holder to systematically transfer
amounts from any of the Funds and the one-year AG
Account Guaranteed Term to any of the Funds.
Dollar Cost Averaging is not available with the
Systematic Withdrawal Option or the Estate
Conservation Option.

An Annuity with payments that do not vary in
amount.

The open-end management investment companies
(mutual funds) in which the Separate Account
invests.

The Account holding the assets of Aetna, other
than those assets held in Aetna's separate
accounts.

Aetna will declare the interest rate(s) applicable
to a specific Guaranteed Term at the start of the
Deposit Period for that Guaranteed Term. The
rate(s) are guaranteed by Aetna for the Deposit
Period and the ensuing Guaranteed Term. The
Guaranteed Rates are annual effective yields. That
is, interest is credited daily at a rate that will
produce the Guaranteed Rate over the period of a
year. No Guaranteed Rate will ever be less than
the Minimum Guaranteed Rate shown on Contract
Schedule I.

For Guaranteed Terms of one year or less, one
Guaranteed Rate is credited for the full
Guaranteed Term. For longer Guaranteed Terms, an
initial Guaranteed Rate is credited from the date
of deposit to the end of a specified period within
the Guaranteed Term. There may be different
Guaranteed Rate(s) declared for subsequent
specified time intervals throughout the Guaranteed
Term.

The period of time for which AG Account Guaranteed
Rates are guaranteed on Net Purchase Payments,
Transfers and Reinvestments made into a current
Deposit Period for the AG Account. Such period
begins on the day following the close of the
Deposit Period and ends on the designated Maturity
Date. Guaranteed Terms are offered at Aetna's
discretion for various lengths of time ranging up
to and including ten years.

During a Deposit Period, Aetna may make available
any number of Guaranteed Terms. The Certificate
Holder may allocate Net Purchase Payments and
Transfers into any or all of the available
Guaranteed Terms.

All AG Account Guaranteed Term(s) with the same
length of time from the close of the Deposit
Period until the designated Maturity Date.

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1.21 Maintenance Fee:

The Maintenance Fee (see Contract Schedule I) will be deducted during the Accumulation Period from the Current Value on each anniversary of the date the Account is established and upon surrender of the entire Account.

1.22 Market Value Adjustment (MVA):

An adjustment that may apply to an amount withdrawn or transferred from an AG Account Guaranteed Term prior to the end of that Guaranteed Term. The adjustment reflects the change in the value of the investment due to changes in interest rates since the date of deposit and is computed using the formula given in 3.06. The adjustment is expressed as a percentage of each dollar being withdrawn.

1.23 Matured Term Value:	The amount payable on an AG Account Guaranteed Term's Maturity Date.

1.24 Matured Term Value Transfer:

During the calendar month following an AG Account Maturity Date, the Certificate Holder may notify Aetna's home office in writing to Transfer or surrender all or part of the Matured Term Value, plus interest at the new Guaranteed Rate accrued thereon, from the AG Account without an MVA. This provision only applies to the first such written request received from the Certificate Holder during this period for any Matured Term Value.

1.25 Maturity Date:	The last day of an AG Account Guaranteed Term.

1.26 Net Purchase Payment(s): The Purchase Payment less premium taxes, as applicable.

1.27 Nonunitized Separate Account:

A separate account set up by Aetna under Title 38, Section 38a-433, of the Connecticut General Statutes, that holds assets for AG Account Terms. There are no discrete units for this Account. The Certificate Holder does not participate in the investment gain or loss from the assets held in the Nonunitized Separate Account. Such gain or loss is borne entirely by Aetna. These assets may be chargeable with liabilities arising out of any other business of Aetna.

1.28 Purchase Payment(s):

Payment(s) accepted by Aetna at its home office. Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. No advance notice will be given to the Contract Holder or Certificate Holder.

1.29 Reinvestment:

Aetna will mail a notice to the Certificate Holder at least 18 calendar days before a Guaranteed Term's Maturity Date. This notice will contain the Terms available during the current Deposit Periods with their Guaranteed Rate(s) and projected Matured Term Value. If no specific direction is given by the Certificate Holder prior to the Maturity Date, each Matured Term Value will be reinvested in the current Deposit Period for a Guaranteed Term of the same duration. If a Guaranteed Term of the same duration is unavailable, each Matured Term Value will automatically be reinvested in the current Deposit Period for the next shortest Guaranteed Term available. If no shorter Guaranteed Term is available, the next longer Guaranteed Term

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1.29 Reinvestment (Cont'd):

will be used. Aetna will mail a confirmation statement to the Certificate Holder the next business day after the Maturity Date. This notice will state the Guaranteed Term and Guaranteed Rate(s) which will apply to the reinvested Matured Term Value.

1.30 Separate Account:

A separate account that buys and holds shares of the Fund(s). Income, gains or losses, realized or unrealized, are credited or charged to the Separate Account without regard to other income, gains or losses of Aetna. Aetna owns the assets held in the Separate Account and is not a trustee as to such amounts. This Separate Account generally is not guaranteed and is held at market value. The assets of the Separate Account, to the extent of reserves and other contract liabilities of the Account, shall not be charged with other Aetna liabilities.

1.31 Surrender Value:	The amount payable by Aetna upon the surrender of
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1.32	Transfers:
1.33	Valuation Period (Period):
1.34	Variable Annuity:
II.	GENERAL PROVISIONS

any portion of an Account.

The movement of invested amounts among the
available Fund(s) and the AG Account under this
Contract during the Accumulation Period.

The period of time for which a Fund determines its
net asset value, usually from 4:15 p.m. Eastern
time each day the New York Stock Exchange is open
until 4:15 p.m. the next such day, or such other
day that one or more of the Funds determines its
net asset value.

An Annuity with payments that vary with the net
investment results of one or more Funds under
the Separate Account.

- --------------------------------------------------------------------------------2.01 Change of Contract: Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

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2.01 Change of Contract (Cont'd):

2.02 Change of Fund(s):

Aetna reserves the right to refuse to accept any Purchase Payment at any time for any reason. This applies to an initial Purchase Payment to establish a new Account or to subsequent Purchase Payments to existing Accounts under the Contract. No advance notice will be given to the Contract Holder or Certificate Holder.

Aetna may make any change that affects the AG Account Market Value Adjustment (3.06) with at least 30 days' advance written notice to the Contract Holder and the Certificate Holder. Any such change shall become effective for any new Term and will apply to all present and future Accounts.

Aetna reserves the right to change the terms of the Systematic Withdrawal Option (3.10) for future elections and discontinue the availability of this option after proper notification.

Any change that affects any of the following under this Contract will not apply to Accounts in existence before the effective date of the change:

(a)	Net Purchase Payment (1.26)
(b)	AG Account Guaranteed Rate (1.18)
(c)	Net Return Factor(s) -- Separate Account (3.04)
(d)	Current Value (1.12)
(e)	Surrender Value (1.31)
(f)	Fund(s) Annuity Unit Value -- Separate Account (4.05) (g) Annuity options (4.07) (h)

Fixed Annuity Interest Rates (4.01) (i) Transfers (1.32).

Any change that affects the Annuity options and the tables for the options may be made:

(a)	No earlier than 12 months after the effective date of this Contract; and
(b)	No earlier than 12 months after the effective date of any prior change.

Any Account established on or after the effective date of any change will be subject to the change. If the Contract Holder does not agree to any change under this provision, no new Accounts may be established under this Contract. This Contract may also be changed as deemed necessary by Aetna to comply with federal or state law.

The assets of the Separate Account are segregated by Fund. If the shares of any Fund are no longer available for investment by the Separate Account or if in our judgment, further investment in such shares should become inappropriate in view of the purpose of the Contract, Aetna may cease to make such Fund shares available for investment under the Contract prospectively, or Aetna may substitute shares of another Fund for shares already acquired. Aetna may also, from time to

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time, add additional Funds. Any elimination, substitution or addition of Funds will be done in accordance with applicable state and federal securities laws. Aetna reserves the right to substitute shares of another Fund for shares already acquired without a proxy vote.

2.03 Nonparticipating Contract:	The Contract Holder, Certificate Holders or Beneficiaries will not have a right to share in the earnings of Aetna.

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2.04 Payments and Elections:

While the Certificate Holder is living, Aetna will pay the Certificate Holder any Annuity payments as and when due. After the Certificate Holder's death, or at the death of the first Certificate Holder if the Account is owned jointly, any Annuity payments required to be made will be paid in accordance with 4.03. Aetna will determine other payments and/or elections as of the end of the Valuation Period in which the request is received at its home office. Such payments will be made within seven calendar days of receipt at its home office of a written claim for payment which is in good order, except as provided in 3.15.

2.05 State Laws:

The Contract and the Certificates comply with the laws of the state in which they are delivered. Any surrender, death, or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from Annuity tables used to determine Annuity payments.

2.06

Control of Contract: This is a Contract between the Contract Holder and Aetna. The Contract Holder has title to the Contract. Contract Holder rights are limited to accepting or rejecting Contract modifications. The Certificate Holder has all other rights to amounts held in his or her Account.

Each Certificate Holder shall own all amounts held in his or her Account. Each Certificate Holder may make any choices allowed by this Contract for his or her Account. Choices made under this Contract must be in writing. If the Account is owned jointly, both Certificate Holders must authorize any Certificate Holder change in writing. Until receipt of such choices at Aetna's home office, Aetna may rely on any previous choices made.

The Contract is not subject to the claims of any creditors of the Contract Holder or the Certificate Holder, except to the extent permitted by law.

The Certificate Holder may assign or transfer his or her rights under the Contract. Aetna reserves the right not to accept assignment or transfer to a nonnatural person. Any assignment or transfer made must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna.

2.07 Designation of Beneficiary:

Each Certificate Holder shall name his or her Beneficiary. If the Account is owned jointly, both joint Certificate Holders must agree in writing to the Beneficiary designated. The Beneficiary may be changed at any time. Changes to a Beneficiary must be submitted to Aetna's home office in writing and will not be effective until accepted by Aetna. If the Account is owned jointly, at the death of one joint Certificate Holder, the survivor will be deemed the Beneficiary; any other Beneficiary on record will be deemed a contingent Beneficiary.

2.08 Misstatements and Adjustments:	If Aetna finds the age of any Annuitant to be misstated, the correct facts will be used to adjust payments.

2.09 Incontestability:	Aetna cannot cancel this Contract because of any error of fact.

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2.10 Grace Period:	This Contract will remain in effect even if
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Purchase Payments are not continued except as
provided in the Payment of Adjusted Current Value
provision (see 3.17).

2.11 Individual Certificates: Aetna shall issue a certificate to each Certificate Holder. The certificate will summarize certain provisions of the Contract. Certificates are for information only and are not a part of the Contract.

III.	PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
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3.01 Net Purchase Payment: This amount is the actual Purchase Payment less any premium tax. Aetna reserves the right to pay premium taxes when due and deduct the amount from the Current Value when we pay the tax or at a later date.

The Net Purchase Payment will be credited among:

(a)	The current Deposit Period(s) for Guaranteed Terms under the AG Account; and
(b)	The Fund(s) in which the Separate Account invests.

For each Net Purchase Payment, the Certificate Holder shall tell Aetna the allocation percentage to be applied to the current Deposit Period for each of the available Guaranteed Terms in the AG Account and/or each Fund. If allocation instructions are not received along with any subsequent Net Purchase Payment, the allocation will be the same as that indicated when the Contract was purchased. If the same Guaranteed Term is no longer available, the Net Purchase Payment will be allocated to the next shortest Guaranteed Term available in the current Deposit Period. If no shorter Guaranteed Term is available, the next longer Guaranteed Term will be used.

3.02 Certificate Holder's Account:

Aetna will maintain an Account for each Certificate Holder.

Aetna will declare from time to time the acceptability and the minimum amount for additional Purchase Payments. Each Account will be subject to the Terms and Conditions of the Contract in effect at the time the first Purchase Payment for such Account is applied to the Contract except for changes made to comply with federal or state law.

3.03 Fund(s) Record Units -- Separate Account:

The portion of the Net Purchase Payment(s) applied to each Fund under the Separate Account will determine the number of Fund record units for that Fund. This number is equal to the portion of the Net Purchase Payment(s) applied to each Fund divided by the Fund record unit value (see 3.05) for the Valuation Period in which the Purchase Payment is received in good order at Aetna's home office.

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3.04 Net Return Factor(s) -- Separate Account:

The net return factor(s) are used to compute all Separate Account record units for any Fund.

The net return factor(s) for each Fund is equal to 1.0000000 plus the net return rate.

The net return rate is equal to:

(a)	The value of the shares of the Fund held by the Separate Account at the end of the Valuation Period; minus
(b)	The value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus
(c)	Taxes (or reserves for taxes) on the Separate Account (if any); divided by
(d)	The total value of the Fund(s) record units and Fund(s) annuity units of the Separate Account at the start of the Valuation Period; minus
(e)	A daily Separate Account charge at an annual rate as shown on Contract Schedule I for mortality and expense risks, which may include profit; and a daily administrative charge.

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A net return rate may be more or less than 0%. The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

3.05 Fund Record Unit Value -- Separate Account:

A Fund record unit value is computed by multiplying the net return factors for the current Valuation Period by the Fund record unit value for the previous Period. The dollar value of Fund record units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.06 Market Value Adjustment:	An MVA will apply to any withdrawal from the AG Account before the end of a Guaranteed Term when the withdrawal is:

(a)	A Transfer; except for Transfers from the one-year AG Account Guaranteed Account under the Dollar Cost Averaging program or, as specified in 1.24 Matured Term Value Transfer;
(b)	A full or partial surrender (including a 10% free withdrawal under 3.14); except for a partial withdrawal under the Systematic Withdrawal Option; or
(c)	Due to election of an Annuity (see 4.07).

Full and partial surrenders and Transfers made
within six months after the date of the
Annuitant's death will be the greater of:

(a)	The aggregate MVA amount which is the sum of all market value adjusted amounts calculated due to a withdrawal of amounts.
This total may be greater or less than the Current Value of those amounts; or
(b)	The applicable portion of the Current Value in the AG Account.

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3.06 Market Value Adjustment (Cont'd):

After the six-month period, the surrender or

Transfer will be the aggregate MVA amount, which may be greater or less than the Current Value of those amounts.

The greater of the aggregate MVA amount or the applicable portion of the Current Value applies to amounts withdrawn from the AG Account on account of an election of Annuity options 2 or 3 (see 4.07).

Market value adjusted amounts will be equal to the amount withdrawn multiplied by the following ratio:

x
---
365

(1 + i)
-------------
x
---
365
(1 + j)

Where:

i is the Deposit Period Yield
j is the Current Yield
x is the number of days remaining,
(computed from Wednesday of the week
of withdrawal) in the Guaranteed Term.

The Deposit Period Yield will be determined as
follows:

(a)

At the close of the last business day of each week of the Deposit Period, a yield will be computed as the average of the yields on that day of U.S. Treasury Notes which mature in the last three months of the Guaranteed Term.

(b)

The Deposit Period Yield is the average of those yields for the Deposit Period. If withdrawal is made before the close of the Deposit Period, it is the average of those yields on each week preceding withdrawal.

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3.07 Transfer of Current Value from the Funds or AG Account:

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The Current Yield is the average of the yields on
the last business day of the week preceding
withdrawal on the same U.S. Treasury Notes
included in the Deposit Period Yield.

In the event that no U.S. Treasury Notes which
mature in the last three months of the Guaranteed
Term exist, Aetna reserves the right to use the
U.S. Treasury Notes that mature in the following
quarter.

Before an Annuity option is elected, all or any
portion of the Adjusted Current Value of the
Certificate Holder's Account may be transferred
from any Fund or Guaranteed Term of the AG
Account:

(a)	To any other Fund; or
(b)	To any Guaranteed Term of the AG Account available in the current Deposit Period.

3.07 Transfer of Current Value from the Funds or AG Account (Cont'd):

Transfer requests can be submitted as a percentage or as a dollar amount. Aetna may establish a minimum transfer amount. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

The Certificate Holder may make an unlimited number of Transfers during the Accumulation Period. The number of free Transfers allowed by Aetna is shown on Contract Schedule I. Additional Transfers may be subject to a Transfer fee as shown on Contract Schedule I.

Amounts transferred from the AG Account under the Dollar Cost Averaging program, or amounts transferred as a Matured Term Value on or within one calendar month of a Term's Maturity Date do not count against the annual Transfer limit.

Amounts applied to Guaranteed Terms of the AG Account may not be transferred to the Funds or to another Guaranteed Term during the Deposit Period or for 90 days after the close of the Deposit Period except for (1) Matured Term Value(s) during the calendar month following the Term's Maturity Date; (2) amounts used as a premium for an Annuity option; (3) amounts transferred from the one-year AG Account Guaranteed Term under the Dollar Cost Averaging program; and (4) amounts distributed under the Systematic Withdrawal Option.

3.08 Notice to the Certificate Holder:	The Certificate Holder will receive quarterly statements from Aetna of:

(a)	The value of any amounts held in: (1) The AG Account; and
(2) The Fund(s) under the Separate Account.
(b)	The number of any Fund(s) record units; and
(c)	The Fund(s) record unit value.

Such number or values will be as of a specific date no more than 60 days before the date of the notice.

3.09 Loans: 3.10 Systematic Withdrawal Option (SWO):

Loans are not available under this Contract.

A distribution option under which a portion of the Account's Current Value will automatically be surrendered and distributed each year. SWO payments will be calculated on the Account's full Current Value. The distributed amount is withdrawn pro rata from each investment option under the Account. A Surrender Fee will not be deducted from any portion of the Current Value which is paid as a distribution under SWO.

Certificate Holders should consult their tax adviser prior to requesting this distribution option. Aetna will not be responsible for any adverse tax consequences due to receiving SWO payments.


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3.10 Systematic Withdrawal Option (SWO) (Cont'd):

(a) Amount of Distribution: The Certificate Holder may elect one of the three payment methods described below.

(1) Specified Payment: Payments of a designated dollar amount. The annual amount may not be greater than the percentage of the Current Value at time of election as shown on Contract Schedule I.

This annual dollar amount will remain constant. At its discretion, Aetna may require a minimum initial payment amount;

(2) Specified Period: Payments which are made over a period of time which must be at least 10 years. The annual amount paid each year is calculated by dividing the Current Value as of December 31 of the prior year by the number of payment years remaining; or

(3) Specified Percentage: Payment of a designated percentage which cannot be greater than the percentage of the Current Value at the time of election as shown on Contract Schedule I. The percentage may be changed by written request. Aetna reserves the right to limit the number of times the percentage may be changed. The annual amount is calculated by multiplying the Current Value as of December 31 of the year prior to the payment by the designated percentage.

(b)

Minimum Initial Current Value: At its discretion, Aetna may require a minimum initial Current Value for election of this option. If after election of this option the Current Value is insufficient to make a scheduled SWO payment, Aetna will distribute the entire Account balance.

(c)

Date of Distribution: The Certificate Holder shall specify the initial distribution date. The earliest date for distribution is the date on which the Certificate Holder attains age 59-1/2. As elected by the Certificate Holder, SWO payments will be made on a monthly, quarterly, semi-annual or annual basis. If SWO payments are made more frequently than annually, the designated annual amount is divided by the number of payments due each calendar year. Subsequent distributions will be made on the 15th of any month or such other date Aetna may designate or allow.

(d)	SWO payments will cease upon the Certificate Holder's or Annuitant's death. A Beneficiary, however, may elect to continue SWO as provided in 3.12.
(e)	Election and Revocation: SWO may be elected by submitting a completed and signed election form to Aetna's home office. Once elected, this option may
be	revoked by the Certificate Holder or spousal
Beneficiary,	if elected after the Certificate
Holder's	death, by submitting a written request to
Aetna	at its home office. Any revocation will apply
only	to amounts not yet paid. SWO may be elected
only	once by the Certificate Holder or by the
spousal	Beneficiary.


3.11 Death Benefit Amount:

If the Certificate Holder or Annuitant dies before Annuity payments start, the Beneficiary is entitled to a death benefit under the Account. If the Account is owned jointly, the death benefit is paid at the death of the first joint Certificate Holder to die. The claim date is the date when proof of death and the Beneficiary's claim are received in good order at Aetna's home office. The amount of the death benefit is determined as follows:

(a)	Death of Annuitant when the Certificate Holder is the Annuitant: The guaranteed death benefit is the greatest of:

(1) The sum of all Purchase Payment(s) made to
the Account (as of the date of death)

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3.12 Death Benefit Options Available to Beneficiary:


3.12 Death Benefit Options Available to Beneficiary (Cont'd):

minus the sum of all amounts surrendered,
applied to an Annuity, or deducted from
the Account;

(2) The highest step up value, as of the date
of death, prior to the Annuitant's 75th
birthday. A step-up value is determined on
each anniversary of the Effective Date.
Each step-up value is calculated as the
Account's Current Value on the Effective
Date anniversary, increased by the amount
of any Purchase Payment(s) made, and
decreased by the sum of all amounts
surrendered, deducted, and/or applied to
an Annuity option since the Effective Date
anniversary.

(3) The Account's Current Value as of the date
of death.

The excess, if any, of the guaranteed death
benefit value over the Account's Current
Value is determined as of the date of death.
Any excess amount will be deposited to the
Account and allocated to Aetna Variable
Encore Fund as of the claim date. The Current
Value on the claim date plus any excess
amount deposited becomes the Account's
Current Value.

(b)

Death of the Certificate Holder if the Certificate Holder is not the Annuitant: The death benefit amount is the Account's Adjusted Current Value on the claim date. A Surrender Fee may apply to any full or partial surrender (see 3.14 and Contract Schedule I).

(c)

Death of spousal Beneficiary who continued the Account: The death benefit amount equals the Account's Adjusted Current Value on the claim date, less any applicable Surrender Fee on Purchase Payments made since the death of the Certificate Holder or Annuitant.

Prior to any election, or until amounts must
be otherwise distributed under this section, the
Current Value will be retained in the Account. The
Beneficiary has the right to allocate or
reallocate any amount to any of the available
investment options (subject to an MVA if
applicable). The following options are available
to the Beneficiary:

(a)	When the Certificate Holder is the Annuitant if the the Annuitant dies (or when the Certificate Holder is a nonnatural person if the Annuitant dies):

(1) If the Beneficiary is the surviving
spouse, the spousal Beneficiary will be
the successor Certificate Holder and may
exercise all Certificate Holder rights
under the Contract and continue in the
Accumulation Period, or may elect (i) or
(ii) below.

Under the Code, distributions from the
Account are not required until the spousal
Beneficiary's death. The spousal
Beneficiary may elect to:

(i) Apply some or all of the Adjusted
Current Value to an Annuity option
(see 4.07);

(ii) Receive, at any time, a lump sum
payment equal to the Adjusted Current
Value of the Account.

(2) If the Beneficiary is other than the
surviving spouse, options (i) or (ii) above
apply. Any portion of the Adjusted Current
Value not applied to an Annuity option
within one year of the death must be
distributed within five years of the date of
death.

(3) If no Beneficiary exists, a lump sum payment
equal to the Adjusted Current Value must be

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made to the Annuitant's estate within five
years of the date of death.

(4) If the Beneficiary is an entity, a lump sum
payment equal to the Adjusted Current Value
must be made within five years of the date
of death.

(b)	When the Certificate Holder is not the Annuitant when the Certificate Holder dies:

(1) If the Beneficiary is the Certificate Holder's
surviving spouse, the spousal Beneficiary will
be the successor Certificate Holder and may
exercise all Certificate Holder rights under
the Contract and continue in the Accumulation
Period, or may elect (i) or (ii), below. Under
the Code, distributions from the Account are
not required until the spousal Beneficiary's
death. The spousal Beneficiary may elect to:

(i) Apply some or all of the Adjusted Current
Value to Annuity option 2 or 3 (see 4.07);

(ii)	Receive, at any time, a lump sum payment equal to the Surrender Value.

(2) If the Beneficiary is other than the
Certificate Holder's surviving spouse, options
(i) or (ii) under (1) above apply. Any portion
of the death benefit not applied to an Annuity
option within one year of the Certificate
Holder's death must be distributed within five
years of the date of death.


3.12 Death Benefit Options	(3)	If no Beneficiary exists, a lump sum
Available to Beneficiary		payment equal to the Surrender Value must
(Cont'd):		be made to the Certificate Holder's estate
within five years of the date of death.

	(4)	If the Beneficiary is an entity, a lump
sum payment equal to the Surrender Value
must be made within five years of the date
of death.

(c)When the Certificate Holder is a natural
person and not the Annuitant, when the
Annuitant dies, the Beneficiary (or the
Certificate Holder if no Beneficiary exists)
may elect to:

(i)	Apply all or some of the Adjusted Current Value to an Annuity option within 60 days of the date of death; or
(ii)	Receive a lump sum payment equal to the Adjusted Current Value.

3.13 Liquidation of Surrender Value:

All or any portion of the Account's Current Value may be surrendered at any time. Surrender requests can be submitted as a percentage of the Account value or as a specific dollar amount. Net Purchase Payment amounts are withdrawn first, and then the excess value, if any. For any partial surrender, amounts are withdrawn on a pro rata basis from the Fund(s) and/or the Guaranteed Term(s) Groups of the AG Account in which the Current Value is invested. Within a Guaranteed Term Group, the amount to be surrendered or transferred will be withdrawn first from the oldest Deposit Period, then from the next oldest, and so on until the amount requested is satisfied.

After deduction of the Maintenance Fee, if applicable, the surrendered amount shall be reduced by a Surrender Fee, if applicable. An MVA may apply to amounts surrendered from the AG Account.

3.14 Surrender Fee:

The Surrender Fee only applies to the Net Purchase Payment(s) portion surrendered and varies according to the elapsed time since deposit (see Contract Schedule I). Net Purchase Payment amounts are withdrawn in the same order they were applied.

No Surrender Fee is deducted from any portion of the Current Value which is paid:

(a) To a Beneficiary due to the Annuitant's death

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before Annuity payments start, up to a maximum
of the aggregate Net Purchase Payment(s) minus
the total of all partial surrenders, amounts
applied to an Annuity and deductions made prior
to the Annuitant's date of death;

(b) As a premium for an Annuity option (see
4.07);

(c) As a distribution under the SWO provision
(see 3.10);


3.14 Surrender Fee (Cont'd):

(d) At least 12 months after the date of the first Purchase Payment to the Account, in an amount equal to or less than 10% of the Current Value. This applies to the first surrender request, partial or full, in a calendar year. The Current Value is calculated as of the date the surrender request is received in good order at Aetna's home office. This waiver is not available to the Certificate Holder while SWO is in effect;

(e) For a full surrender of the Account where the Current Value of the Account is $2,500 or less and no surrenders have been taken from the Account within the prior 12 months;

(f) By Aetna under 3.16; or

(g) If the Annuitant has spent at least 45 consecutive days in a licensed nursing care facility and each of the following conditions are met:

(1) more than one calendar year has elapsed since the date the certificate was issued; and

(2) the surrender is requested within 3 years of admission to a licensed nursing care facility.

This waiver does not apply if the Annuitant was in a nursing care facility at the time the certificate was issued.

3.15 Payment of Surrender Value:	Under certain emergency conditions, Aetna may defer payment: (a) For a period of up to 6 months (unless not allowed by state law); or (b) As provided by federal law.

3.16 Payment of Adjusted Current Value:

Upon 90 days' written notice to the Certificate
Holder, Aetna will terminate any Account if the
Current Value becomes less than $2,500
immediately following any partial surrender.
Aetna does not intend to exercise this right in
cases where an Account Current Value is reduced
to $2,500 or less solely due to investment
performance. A Surrender Fee will not be deducted
from the Adjusted Current Value.

IV.	ANNUITY PROVISIONS
-	--------------------------------------------------------------------------------

4.01 Choices:

The Certificate Holder may tell Aetna to apply any portion of the Adjusted Current Value (minus any premium tax, if applicable,) to any Annuity option (see 4.07). The first Annuity payment may not be earlier than one calendar year after the initial Purchase Payment nor later than the later of:

(a)	The first day of the month following the Annuitant's 85th birthday; or
(b)	The tenth anniversary of the last Purchase Payment. In lieu of the election of an

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

4.01 Choices (Cont'd):

4.02 Terms of Annuity Options:


4.02 Terms of Annuity Options (Cont'd):

Annuity, the Certificate Holder may tell Aetna
to make a lump sum payment.

When an Annuity option is chosen, Aetna must also
be told if payments are to be made other than
monthly and whether to pay:

(a)	A Fixed Annuity using the General Account;
(b)	A Variable Annuity using any of the Fund(s) available under this Contract for Annuity purposes; or
(c)	A combination of (a) and (b).

If a Fixed Annuity is chosen, the Annuity purchase
rate for the option chosen reflects the Minimum
Guaranteed Interest Rate (see Contract Schedule
II), but may reflect higher interest rates. If a
Variable Annuity is chosen, the initial Annuity
payment for the option chosen reflects the assumed
annual return rate elected. (see Contract Schedule
II).

(a)	When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.
(b)

An Annuity option may not be elected if the first payment would be less than $50 or if the total payments in a year would be less than $250 (less if required by state law). Aetna reserves the right to increase the minimum first Annuity payment amount and the annual minimum Annuity payment amount based upon increases reflected in the Consumer Price Index-Urban, (CPI-U) since July 1, 1993.

(c)	If a Fixed Annuity is chosen and a larger payment would result from applying the Surrender Value to a current Aetna single premium immediate Annuity, Aetna will make the larger payment.
(d)

For purposes of calculating the guaranteed first payment of a Variable Annuity or the payments for a Fixed Annuity, the Annuitant's and second Annuitant's adjusted age will be used. The Annuitant's and second Annuitant's adjusted age is his or her age as of the birthday closest to the Annuity commencement date reduced by one year for Annuity

commencement	dates occurring during the period
of	time from July 1, 1993 through December 31,
1999.	The Annuitant's and second Annuitant's
age	will be reduced by two years for Annuity
commencement	dates occurring during the period
of	time from January 1, 2000 through December
31,	2009. The Annuitant's and second
Annuitant's	age will be reduced by one
additional	year for Annuity commencement dates
occurring	in each succeeding decade.
The	Annuity purchase rates for options 2 and 3
are	based on mortality from 1983 Table a.

(e) Assumed Annual Net Return Rate is the
interest rate used to determine the
amount of the first Annuity payment under
a Variable Annuity as shown on Contract
Schedule II. The Separate Account must
earn this rate plus enough to cover the
mortality and expense risks charges (which
may include profit) and administrative
charges if future Variable Annuity
Payments are to remain level, (see Annuity
return factor under Variable Annuity
Assumed Annual Net Return Rate on Contract
Schedule II).

(f) Once elected, Annuity payments cannot be
commuted to a lump sum except for Variable
Annuity payments under option 1 (see
4.07). The life expectancy of the
Annuitant or the Annuitant and second
Annuitant shall be irrevocable upon the
election of an Annuity option.

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4.03 Death of Annuitant/ Beneficiary:


4.03 Death of Annuitant/ Beneficiary (Cont'd):

4.04 Fund(s) Annuity Units --Separate Account:

(a) Certificate Holder is Annuitant: When
the Certificate Holder is the Annuitant
and the Annuitant dies under option 1 or
2, or both the Annuitant and the second
Annuitant die under option 3(d), the
present value of any remaining guaranteed
payments will be paid in one sum to the
Beneficiary, or upon election by the
Beneficiary, any remaining payments will
continue to the Beneficiary. If option 3
has been elected and the Certificate
Holder dies, the remaining payments will
continue to the successor payee. If no
successor payee has been designated, the
Beneficiary will be treated as the
successor payee. If the Account has joint
Certificate Holder's, the surviving joint
Certificate Holder will be deemed the
successor payee.

(b) Certificate Holder is Not Annuitant: When
the Certificate Holder is not the
Annuitant and the Certificate Holder
dies, the remaining payments will
continue to the successor payee. If no
successor payee has been designated, the
Beneficiary will be treated as the
successor payee. If the Account has joint
Certificate Holder's, the surviving joint
Certificate Holder will be deemed the
successor payee.

If the Annuitant dies under option 1 or
2, or both the Annuitant and the second
Annuitant die under option 3(d), the
present value of any remaining guaranteed
payments will be paid in one sum to the
Beneficiary, or upon the election by the
Beneficiary, any remaining payments will
continue to the Beneficiary. If option 3
has been elected, and the Annuitant dies,
the remaining payments will continue to
the Certificate Holder.

(c) No Beneficiary Named/Surviving: If there
is no Beneficiary, the present value of
any remaining payments will be paid in
one sum to the Certificate Holder, or if
the Certificate Holder is not living,
then to the Certificate Holder's estate.

(d) If the Beneficiary or the successor payee
dies while receiving Annuity payments,
the present value of any remaining
guaranteed payments will be paid in one
sum to the successor Beneficiary/payee,
or upon election by the successor
Beneficiary/payee, any remaining payments
will continue to the successor
Beneficiary/payee. If no successor
Beneficiary/payee has been designated,
the present value of any remaining
guaranteed payments will be paid in one
sum to the Beneficiary's/payee's estate.

(e) The present value will be determined as
of the Valuation Period in which proof of
death acceptable to Aetna and a request
for payment is received at Aetna's home
office. The interest rate used to
determine the first payment will be used
to calculate the present value.

The number of each Fund's Annuity Units is
based on the amount of the first Variable
Annuity payment which is equal to:

(a) The portion of the Current Value applied
to pay a Variable Annuity (minus any
premium tax); divided by
(b) 1,000; multiplied by
(c) The payment rate for the option chosen.

Such amount, or portion, of the variable
payment will be divided by the appropriate
Fund Annuity unit value (see 4.05) on the
tenth Valuation Period before the due date of

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4.05 Fund(s) Annuity Unit Value -- Separate Account:

4.06 Annuity Net Return Factor(s) -- Separate Account:


4.06 Annuity Net Return Factor(s) -- Separate Account (Cont'd):

4.07 Annuity Options:

the first payment to determine the number of
each Fund Annuity units. The number of each
Fund Annuity units remains fixed. Each future
payment is equal to the sum of the products
of each Fund Annuity unit value multiplied by
the appropriate number of units. The Fund
Annuity unit value on the tenth Valuation
Period prior to the due date of the payment
is used.

For any Valuation Period, a Fund Annuity unit
value is equal to: Account:

(a) The value for the previous Period;
multiplied by
(b) The Annuity net return factor(s) (see
4.06 below) for the Period; multiplied by
(c) A factor to reflect the assumed annual
net return rate (see Contract Schedule
II).

The dollar value of a Fund Annuity unit
values and Annuity payments may go up or down
due to investment gain or loss.

The Annuity net return factor(s) are used to
compute all Separate Account Annuity Payments
for any Fund.

The Annuity net return factor(s) for each
Fund is equal to 1.0000000 plus the net
return rate.

The net return rate is equal to:

(a) The value of the shares of the Fund held
by the Separate Account at the end of a
Valuation Period; minus

(b) The value of the shares of the Fund held
by the Separate Account at the start of
the Valuation Period; plus or minus

(c) Taxes (or reserves for taxes) on the
Separate Account (if any); divided by

(d) The total value of the Fund(s) record
units and Fund(s) Annuity units of the
Separate Account at the start of the
Valuation Period; minus

(e) A daily charge for Annuity mortality and
expense risks, which may include profit,
and a daily administrative charge (at the
annual rate as shown on Contract Schedule
II).

A net return rate may be more or less than
0%.

The value of a share of the Fund is equal to
the net assets of the Fund divided by the
number of shares outstanding.

Payments shall not be changed due to changes
in the mortality or expense results or
administrative charges.

Option 1 -- Payments for a Stated Period of
Time -- An Annuity will be paid for the
number of years chosen. The number of years
must be at least 5 and not more than 30.

If payments for this option are made under a
Variable Annuity, the present value of any
remaining payments may be withdrawn at any
time. If a withdrawal is requested within 3
years after the start of payments, it will be
treated as a surrender and any applicable
Surrender Fee will be applied (see 3.14).

If a nonspouse Beneficiary elects this option
at the death of the Certificate Holder, the
period selected may not extend beyond the
Beneficiary's life expectancy.

Option 2 -- Life Income -- An Annuity will be

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paid for the life of the Annuitant. If also
chosen, Aetna will guarantee payments for 60,
120, 180, or 240 months.

Option 3 -- Life Income Based upon the Lives
of Two Annuitants -- An Annuity will be paid
during the lives of the Annuitant and a
second Annuitant. Payments will continue
until both Annuitants have died. When this
option is chosen, a choice must be made of:

(a)	100% of the payment to continue after the first death;
(b)	66-2/3% of the payment to continue after the first death;
(c)	50% of the payment to continue after the first death;
(d)	Payments for a minimum of 120 months with 100% of the payment to continue after the first death; or
(e)	100% of the payment to continue at the death of the second Annuitant and 50% of the payment to continue at the death of the Annuitant.

Other Options -- Aetna may make other options
available as allowed by the laws of the state
in which this Contract and the Certificate is
delivered.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	3.00%	$ 28.99	$ 86.76	$ 172.88	$ 343.23
4	3.00%	22.06	66.02	131.56	261.19
5	3.00%	17.91	53.59	106.78	211.99
6	3.00%	15.14	45.30	90.27	179.22
7	3.00%	13.16	39.39	78.49	155.83
8	3.00%	11.68	34.96	69.66	138.31
9	3.00%	10.53	31.52	62.81	124.69
10	3.00%	9.61	28.77	57.33	113.82
11	3.00%	8.86	26.52	52.85	104.93
12	3.00%	8.24	24.65	49.13	97.54
13	3.00%	7.71	23.08	45.98	91.29
14	3.00%	7.26	21.73	43.29	85.95
15	3.00%	6.87	20.56	40.96	81.33
16	3.00%	6.53	19.54	38.93	77.29
17	3.00%	6.23	18.64	37.14	73.74
18	3.00%	5.96	17.84	35.56	70.59
19	3.00%	5.73	17.13	34.14	67.78
20	3.00%	5.51	16.50	32.87	65.26
21	3.00%	5.32	15.92	31.72	62.98
22	3.00%	5.15	15.40	30.68	60.92
23	3.00%	4.99	14.92	29.74	59.04
24	3.00%	4.84	14.49	28.88	57.33
25	3.00%	4.71	14.09	28.08	55.76
26	3.00%	4.59	13.73	27.36	54.31
27	3.00%	4.47	13.39	26.68	52.97
28	3.00%	4.37	13.08	26.06	51.74
29	3.00%	4.27	12.79	25.49	50.60
30	3.00%	4.18	12.52	24.95	49.53

     28 OPTION 2 Life Income

Amount of First Monthly Payment for Each $1,000 After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%

Payments Guaranteed for a Stated Period of Months

Adjusted
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Age of	None	60	120	180	240
Annuitant

- --------------------------------------------------------------------------------

50	$ 4.05	$ 4.05	$ 4.03	$ 3.99	$ 3.93
51	4.12	4.11	4.09	4.05	3.99
52	4.19	4.19	4.16	4.11	4.04
53	4.27	4.26	4.23	4.18	4.10
54	4.35	4.34	4.31	4.25	4.16

55	4.44	4.42	4.39	4.32	4.22
56	4.53	4.51	4.47	4.40	4.29
57	4.62	4.61	4.56	4.48	4.35
58	4.72	4.71	4.65	4.56	4.42
59	4.83	4.81	4.75	4.64	4.49

60	4.95	4.93	4.86	4.73	4.55
61	5.07	5.05	4.97	4.83	4.62
62	5.20	5.17	5.08	4.92	4.69
63	5.34	5.31	5.20	5.02	4.76
64	5.49	5.45	5.33	5.12	4.83

65	5.65	5.61	5.47	5.22	4.89
66	5.82	5.77	5.61	5.33	4.96
67	6.01	5.94	5.75	5.44	5.02
68	6.20	6.13	5.91	5.54	5.08
69	6.41	6.33	6.07	5.65	5.14

70	6.64	6.54	6.23	5.76	5.19
71	6.88	6.76	6.41	5.86	5.24
72	7.14	7.00	6.59	5.97	5.28
73	7.43	7.26	6.77	6.06	5.32
74	7.73	7.53	6.96	6.16	5.35

75	8.06	7.82	7.14	6.25	5.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.0%


Adjusted Ages
Second
Annuitant Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

- ----------------------------------------------------------------------------------------------

55	50	$ 3.69	$ 4.05	$ 4.27	$ 3.69	$ 4.03
55	55	3.88	4.25	4.47	3.87	4.14
55	60	3.99	4.44	4.71	3.98	4.42

60	55	3.99	4.44	4.71	3.98	4.42
60	60	4.24	4.71	4.99	4.23	4.57
60	65	4.38	4.97	5.32	4.38	4.93

65	60	4.38	4.97	5.32	4.38	4.93
65	65	4.72	5.33	5.70	4.71	5.14
65	70	4.93	5.68	6.15	4.91	5.66

70	65	4.93	5.68	6.15	4.91	5.66
70	70	5.40	6.21	6.70	5.36	5.96
70	75	5.69	6.68	7.32	5.62	6.67

75	70	5.69	6.68	7.32	5.62	6.67
75	75	6.37	7.45	8.15	6.23	7.12
75	80	6.78	8.11	8.99	6.54	8.13


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt

03/23/2018

After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	3.50%	$ 29.19	$ 87.33	$ 173.91	$ 344.86
4	3.50%	22.27	66.61	132.65	263.04
5	3.50%	18.12	54.19	107.92	213.99
6	3.50%	15.35	45.92	91.44	181.32
7	3.50%	13.38	40.01	79.69	158.01
8	3.50%	11.90	35.59	70.88	140.56
9	3.50%	10.75	32.16	64.05	127.00
10	3.50%	9.83	29.42	58.59	116.18
11	3.50%	9.09	27.18	54.13	107.34
12	3.50%	8.46	25.32	50.42	99.98
13	3.50%	7.94	23.75	47.29	93.78
14	3.50%	7.49	22.40	44.62	88.47
15	3.50%	7.10	21.24	42.31	83.89
16	3.50%	6.76	20.23	40.29	79.89
17	3.50%	6.47	19.34	38.51	76.37
18	3.50%	6.20	18.55	36.94	73.25
19	3.50%	5.97	17.85	35.54	70.47
20	3.50%	5.75	17.22	34.28	67.98
21	3.50%	5.56	16.65	33.15	65.74
22	3.50%	5.39	16.13	32.13	63.70
23	3.50%	5.24	15.66	31.19	61.85
24	3.50%	5.09	15.24	30.34	60.17
25	3.50%	4.96	14.85	29.56	58.62
26	3.50%	4.84	14.49	28.85	57.20
27	3.50%	4.73	14.15	28.19	55.90
28	3.50%	4.63	13.85	27.58	54.69
29	3.50%	4.53	13.57	27.02	53.57
30	3.50%	4.45	13.30	26.49	52.53


OPTION 1

Payments for a Stated Period of Time

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

	Guaranteed	Monthly	Quarterly	Semi-Annual	Annual
Years	Rate	Payment	Payment	Payment	Payment

- --------------------------------------------------------------------------------

3	5.00%	$ 29.80	$ 89.04	$ 176.99	$ 349.72
4	5.00%	22.89	68.38	135.93	268.58
5	5.00%	18.74	56.00	111.33	219.98
6	5.00%	15.99	47.77	94.96	187.64
7	5.00%	14.02	41.90	83.30	164.59
8	5.00%	12.56	37.52	74.58	147.35
9	5.00%	11.42	34.11	67.81	133.99
10	5.00%	10.51	31.40	62.42	123.34
11	5.00%	9.77	29.19	58.03	114.66
12	5.00%	9.16	27.36	54.38	107.45
13	5.00%	8.64	25.81	51.31	101.39
14	5.00%	8.20	24.50	48.69	96.21
15	5.00%	7.82	23.36	46.44	91.75
16	5.00%	7.49	22.37	44.47	87.88
17	5.00%	7.20	21.51	42.75	84.88
18	5.00%	6.94	20.74	41.23	81.47
19	5.00%	6.71	20.06	39.88	78.80
20	5.00%	6.51	19.46	38.68	76.42
21	5.00%	6.33	18.91	37.59	74.28
22	5.00%	6.17	18.42	36.62	72.35
23	5.00%	6.02	17.98	35.73	70.61
24	5.00%	5.88	17.57	34.93	69.02
25	5.00%	5.76	17.20	34.20	67.57
26	5.00%	5.65	16.87	33.53	66.25
27	5.00%	5.54	16.56	32.92	65.04
28	5.00%	5.45	16.28	32.35	63.93
29	5.00%	5.36	16.01	31.83	62.90
30	5.00%	5.28	15.77	31.35	61.95


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt

03/23/2018

Payments Guaranteed for a Stated Period of Months

Adjusted
Age of	None	60	120	180	240

Annuitant
- --------------------------------------------------------------------------------

50	$ 4.34	$ 4.34	$ 4.31	$ 4.27	$ 4.22
51	4.41	4.40	4.38	4.33	4.27
52	4.48	4.47	4.45	4.40	4.32
53	4.56	4.55	4.52	4.46	4.38
54	4.64	4.63	4.59	4.53	4.44

55	4.72	4.71	4.67	4.60	4.50
56	4.81	4.80	4.75	4.67	4.56
57	4.91	4.89	4.84	4.75	4.62
58	5.01	4.99	4.93	4.83	4.69
59	5.12	5.10	5.03	4.92	4.75

60	5.23	5.21	5.13	5.00	4.82
61	5.36	5.33	5.24	5.09	4.88
62	5.49	5.45	5.35	5.19	4.95
63	5.63	5.59	5.47	5.28	5.02
64	5.78	5.73	5.60	5.38	5.08

65	5.94	5.89	5.73	5.48	5.15
66	6.11	6.05	5.87	5.58	5.21
67	6.29	6.22	6.02	5.69	5.27
68	6.49	6.41	6.17	5.79	5.33
69	6.70	6.60	6.33	5.90	5.38

70	6.92	6.81	6.49	6.00	5.43
71	7.17	7.04	6.66	6.10	5.48
72	7.43	7.27	6.84	6.20	5.52
73	7.71	7.53	7.02	6.30	5.55
74	8.02	7.70	7.20	6.39	5.59

75	8.35	8.08	7.38	6.48	5.62

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 2

Life Income

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

Payments Guaranteed for a Stated Period of Months

Adjusted
Age of	None	60	120	180	240
Annuitant
- --------------------------------------------------------------------------------
50	$ 5.26	$ 5.25	$ 5.22	$ 5.17	$ 5.11
51	5.33	5.32	5.28	5.23	5.15
52	5.40	5.38	5.34	5.29	5.20
53	5.47	5.45	5.41	5.35	5.26
54	5.54	5.53	5.48	5.41	5.31

55	5.63	5.61	5.56	5.47	5.36
56	5.71	5.69	5.63	5.54	5.42
57	5.80	5.78	5.72	5.61	5.47
58	5.90	5.88	5.81	5.69	5.53
59	6.01	5.98	5.90	5.77	5.59

60	6.12	6.09	6.00	5.85	5.65
61	6.24	6.21	6.10	6.93	5.71
62	6.37	6.33	6.21	6.02	5.77
63	6.51	6.46	6.33	6.11	5.83
64	6.66	6.60	6.45	6.20	5.89

65	6.82	6.75	6.57	6.30	5.95
66	6.99	6.91	6.71	6.39	6.01
67	7.17	7.08	6.85	6.49	6.06
68	7.36	7.27	6.99	6.59	6.12
69	7.57	7.46	7.15	6.69	6.17

70	7.80	7.67	7.30	6.78	6.21
71	8.05	7.89	7.47	6.88	6.25
72	8.31	8.13	7.64	6.97	6.29
73	8.59	8.38	7.81	7.06	6.33
74	8.90	8.64	7.99	7.15	6.36

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt						03/23/2018

75 9.23

8.93 8.16

7.23 6.38

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


Adjusted Ages
Second
Annuitant Annuitant	Option 3a	Option 3b	Option 3c	Option 3d	Option 3e

- ----------------------------------------------------------------------------------------------

55	50	$ 3.97	$ 4.35	$ 4.56	$ 3.97	$ 4.31
55	55	4.16	4.54	4.76	4.15	4.42
55	60	4.27	4.73	5.00	4.26	4.48

60	55	4.27	4.73	5.00	4.26	4.70
60	60	4.51	4.99	5.27	4.50	4.84
60	65	4.66	5.25	5.61	4.65	4.93

65	60	4.66	5.25	5.61	4.65	5.22
65	65	4.99	5.61	5.99	4.98	5.42
65	70	5.19	5.97	6.44	5.17	5.54

70	65	5.19	5.97	6.44	5.17	5.93
70	70	5.67	6.49	6.99	5.62	6.23
70	75	5.95	6.96	7.61	5.87	6.40

75	70	5.95	6.96	7.61	5.87	6.95
75	75	6.64	7.73	8.43	6.48	7.40
75	80	7.04	8.39	9.29	6.79	7.64


Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


OPTION 3

Life Income for Two Payees

Amount of First Monthly Payment for Each $1,000
After Deduction of any Charge for Premium Taxes

Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%


Adjusted Ages
	Second
Annuitant Annuitant		Option 3a	Option 3b	Option 3c	Option 3d	Option 3e
- ----------------------------------------------------------------------------------------------
55	50	$ 4.88	$ 5.26	$ 5.48	$ 4.88	$ 5.23
55	55	5.04	5.44	5.66	5.04	5.32
55	60	5.15	5.63	5.91	5.14	5.38

60	55	5.15	5.63	5.91	5.14	5.59
60	60	5.37	5.87	6.16	5.37	5.72
60	65	5.52	6.14	6.51	5.51	5.80

65	60	5.52	6.14	6.51	5.51	6.10
65	65	5.83	6.49	6.87	5.82	6.29
65	70	6.04	6.84	7.34	6.00	6.41

70	65	6.04	6.84	7.34	6.00	6.81
70	70	6.49	7.35	7.87	6.44	7.08
70	75	6.77	7.84	8.51	6.68	7.25

75	70	6.77	7.84	8.51	6.68	7.81
75	75	7.45	8.60	9.33	7.27	8.25
75	80	7.86	9.28	10.20	7.57	8.49


https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt							03/23/2018

Rates are based on mortality from 1983 Table a. The rates do not differ by sex. Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.


[Aetna logo]
Aetna Insurance Company of America
Home Office: 151 Farmington Avenue
P.O. Box 30670
Hartford, Connecticut 06150-0670
(800) 531-4547

Group Variable, Fixed, or Combination Annuity Contract
Nonparticipating

ALL PAYMENTS AND VALUES PROVIDED BY THE GROUP CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. THIS CONTRACT CONTAINS A MARKET VALUE ADJUSTMENT FORMULA. APPLICATION OF A MARKET VALUE ADJUSTMENT MAY RESULT IN EITHER AN INCREASE OR DECREASE IN THE CURRENT VALUE. THE MARKET VALUE ADJUSTMENT FORMULA DOES NOT APPLY TO A GUARANTEED TERM AT THE TIME OF ITS MATURITY.

https://www.sec.gov/Archives/edgar/data/925981/0000950146-97-000620.txt

03/23/2018